Exhibit 10.4

May 25, 2016

Hermes Consolidated, LLC

Wyoming Pipeline Company LLC

Black Elk Refining, LLC

1600 Broadway, Suite 1550

Denver, Colorado 80202

Re:	Second Amendment to Third Amended and Restated Loan Agreement (this “Amendment”)

Ladies and Gentlemen:

Reference is made to that certain Third Amended and Restated Loan Agreement dated as of April 30, 2015 (as amended, modified or supplemented from time to time, the “Credit Agreement”), among Black Elk Refining, LLC, a Delaware limited liability company (“Holdings”), as a guarantor, Hermes Consolidated, LLC, a Delaware limited liability company doing business as Wyoming Refining Company (the “Company”), Wyoming Pipeline Company, LLC, a Wyoming limited liability company (“Wyoming Pipeline”; and together with the Company collectively, jointly and severally, “Borrowers”), and Bank of America, N.A., a national banking association (the “Lender”). Capitalized terms used and not otherwise defined herein shall have the meanings ascribed to such terms in the Credit Agreement.

The parties hereto agree as follows:

1. Amendments.

(a) The definition of “Excluded Accounts” in Section 1.1 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“Excluded Account: (a) any Deposit Account, securities account or commodity account exclusively used as a payroll account or fiduciary account, (b) until such time as the deposits therein (the “Deposit”) are required to be released to Holdings in accordance with the terms of that certain letter of intent dated as of May 11, 2016, as amended, modified or supplemented from time to time (the “Par LOI”), among Par Pacific Holdings, Inc. (“Par”), Holdings and certain members of Holdings or applied against the purchase price payable under, or retained by Holdings upon the termination of, the Definitive Purchase Agreement (as defined in the Par LOI and as amended, modified or supplemented from time to time to be entered into between Holdings, as seller, and an affiliate of Par, as buyer (“Buyer”), account number 488038489435 maintained by Holdings at the Lender and (c) any other Deposit Account, securities account or commodity account, in each case not maintained with Lender, so long as the value of the amount held in such account under this clause (c) does not exceed $50,000 at any time and the aggregate value of all amounts held in all such accounts under this clause (c) does not exceed $100,000 at any time.

(b) The definition of “Excluded Property” in Section 1.1 of the Credit Agreement is hereby amended by adding the following proviso to the end of such definition:

; provided further, that Excluded Property shall include the Deposit Account described in subclause (b) of the definition of “Excluded Account” but only for so long as such Deposit Account qualifies as an Excluded Account; provided, further, however, in the event Par is entitled to a refund of the Deposit under the Par LOI or the Deposit is released to Buyer upon termination of the Definitive Purchase Agreement, as amended, modified or supplemented from time to time, any Lien granted to the Collateral Agent in the Deposit shall be automatically and without any action on the part of the Collateral Agent forever released and discharged and, for the avoidance of doubt, the Deposit shall thereafter be Excluded Property.

2. Conditions Precedent. This Amendment shall be effective upon receipt by the Lender of a copy of this Amendment duly executed by the Borrowers and Holdings. The Borrowers agree to pay the accrued and unpaid legal fees and expenses of Moore & Van Allen PLLC promptly following the Borrowers’ receipt of an invoice therefor.

3. Effect of Amendment. Except as specifically amended by this Amendment, the Credit Agreement shall remain in full force and effect and is hereby ratified and confirmed by the Borrowers and Holdings.

4. Counterparts/Facsimile. This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which shall constitute one and the same instrument. Delivery of executed counterparts of this Amendment by facsimile or other secure electronic format (.pdf) shall be effective as an original.

5. GOVERNING LAW. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

[Signature page follows]

Please indicate your acknowledgement of the foregoing by signing and returning to the Lender a copy of this Amendment.

Very truly yours,

BANK OF AMERICA, N.A.

By:	/s/ Satish Chander
Name:	Satish Chander
Title:	SVP

Acknowledged and agreed to:

HERMES CONSOLIDATED, LLC

By:	/s/ Anthony Lewis
Name:	Anthony Lewis
Title:	CEO

WYOMING PIPELINE COMPANY LLC

By:	/s/ Anthony Lewis
Name:	Anthony Lewis
Title:	CEO

BLACK ELK REFINING, LLC

By:	/s/ Anthony Lewis
Name:	Anthony Lewis
Title:	CEO